EXHIBIT 10

M&T BANK CORPORATION

2005 INCENTIVE COMPENSATION PLAN

Article 1
Establishment, Purpose, and Duration

1.1. Establishment of the Plan. On February 15, 2005, the Board of Directors of the Company adopted, subject to the approval of its stockholders, this Plan, which permits the grant of short-term and long-term incentive and other stock and cash awards. If approved by the stockholders, the Plan would replace the M&T Bank Corporation 2001 Stock Option Plan and no further awards would be made under such plan.

1.2. Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Affiliates by providing incentives to Eligible Persons of the Company and its Affiliates that will link their personal interests to the financial success of the Company and its Affiliates and to growth in stockholder value. The Plan is designed to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of Eligible Persons.

1.3. Duration of the Plan. The Plan was approved by the Board on February 15, 2005, shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 12.1 herein, until all Shares subject to it shall have been issued according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date of the Plan. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

Article 2
Definitions

2. Definitions. For purposes of this Plan, the following definitions shall apply:

2.1. “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, or that controls or is under common control with the Company.

2.2. “Annual Incentive Award” has the meaning specified in Section 9.1.

2.3. “Award” means an Option, Restricted Stock, a Performance Share, or an Annual Incentive Award, all on a stand-alone, combination or tandem basis, as described in or granted under this Plan.

2.4. “Award Agreement” means a written agreement or other document (which may be provided in the form of a plan or program) evidencing an Award under the Plan, including any amendment or modification thereof, that shall be in such form as the Committee may specify. The Committee in its discretion may, but need not, require a Participant to sign an Award Agreement.

2.5. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6. “Cause” means, unless otherwise provided in an Award Agreement: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant’s duties, or (C) willful and deliberate failure on the part of the Participant to perform such Participant’s duties in any material respect.

2.7. “Change in Control” shall have the meaning set forth on Appendix A.

2.8. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.9. “Committee” means the committee(s), subcommittee(s), or person(s) the Board appoints to administer this Plan or to make or administer specific Awards hereunder. If no appointment is in effect at any time, “Committee” means the Nomination, Compensation and Governance Committee of the Board. Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to Non-Employee Directors and administering this Plan with respect to those Awards, unless the Board determines otherwise. The Committee shall consist of three or more outside, independent members of the Board and shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Exchange Act (or any successor rule), (ii) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (iii) any rules and regulations of the New York Stock Exchange (or such other stock exchange on which the Common Stock is traded).

2.10. “Common Stock” means a share of the Company’s common stock, par value $0.50 per share.

2.11. “Company” means M&T Bank Corporation, and any successor thereto.

2.12. “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.

2.13. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Article 6 or Article 7, as applicable.

2.14. “Date of Grant” means the date on which an Award is granted under this Plan.

2.15. “Disability” means, unless otherwise provided in an Award Agreement, totally and permanently disabled as from time to time defined under the long-term disability plan of the Company or an Affiliate entitling an Employee to long-term disability benefits, or in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section).

2.16. “Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock or other equity interests of the Affiliate) or a sale of a division of the Company and its Affiliates.

2.17. “Eligible Person” means any person who is an Employee or a prospective Employee who has accepted an offer of employment from the Company or its Affiliates, or a former trustee or officer of The East New York Savings Bank who, upon closing of the acquisition by the Company of The East New York Savings Bank, was granted nonqualified stock options under the M&T Bank Corporation 1983 Stock Option Plan pursuant to the terms of Section 5(i) of the Merger Agreement by and between First Empire State Corporation, The East New York Savings Bank and the incorporators of West Interim Savings Bank.

2.18. “Employee” means any person whom the Committee determines to be an employee of the Company or an Affiliate, including a person who is also an officer or a director.

2.19. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.20. “Exercise Price” means the price per Share at which an Option may be exercised.

2.21. “Fair Market Value” on or as of any date shall mean an amount equal to the then fair market value of a Share, as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose. Unless the Committee determines otherwise, if the Common Stock is traded on a securities exchange or automated dealer quotation system, Fair Market Value shall be the closing price for a Share, as of the relevant date, as reported on such securities exchange or automated dealer quotation system, or if there are no sales on such date, on the next preceding day on which there were sales.

2.22. “Incentive Stock Option” or “ISO” means an Option granted under this Plan that the Committee designates as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).

2.23. “Nonqualified Stock Option” or “NQSO” means an Option granted under this Plan that is not intended to be an Incentive Stock Option.

2.24. “Option” means an option to purchase Shares granted under this Plan in accordance with the terms of Article 6.

2.25. “Option Period” means the period during which an Option may be exercised.

2.26. “Participant” means an Eligible Person to whom an Award has been granted hereunder.

2.27. “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards. In the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings, earnings growth, earnings per share, stock price (including growth measures and total stockholder return), improvement of financial ratings, internal rate of return, market share, cash flow, operating income, operating margin, net profit after tax, EBIT, EBITA, EBITDA, OBIT, OBITDA, gross profit, operating profit, cash generation, revenues, asset quality, return on equity, return on assets, return on operating assets, cost saving levels, operating income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, or stockholder return and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, the Company and one or more Affiliates, or a particular line of business, and may, but need not be, based upon a change or an increase or positive result, and shall cover such period as the Committee may specify. Performance Goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions, provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, such inclusion or exclusion shall be made in compliance with Section 162(m) of the Code .

2.28. “Performance Period” shall have the meaning ascribed to it in Section 8.2.

2.29. “Performance Share” means an Award granted pursuant to Article 8.

2.30. “Period of Restriction” means the period during which the restrictions are imposed on Shares of Restricted Stock pursuant to Article 7.

2.31. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32. “Plan” means this M&T Bank Corporation 2005 Incentive Compensation Plan, as amended from time-to-time.

2.33. “Previously-Acquired Shares” means Shares acquired by the Participant or any beneficiary of a Participant, which Shares have been held for a period of not less than six months, or such longer or shorter period as the Committee may require or permit.

2.34. “Resignation” means, except to the extent otherwise provided by the Committee in the applicable Award Agreement or any permitted amendment or modification thereof, the Participant’s voluntary termination of employment for any reason (other than under circumstances determined by the Company or an Affiliate to constitute Cause) prior to attaining age 55 and completing ten or more years of service with the Company and/or an Affiliate in accordance with the Company’s pension plan.

2.35. “Restricted Stock” means Shares granted pursuant to Article 7.

2.36. “Retirement” means, except to the extent otherwise provided by the Committee in the applicable Award Agreement or any permitted amendment or modification thereof, the Participant’s termination of employment for any reason (other than under circumstances determined by the Company or an Affiliate to constitute Cause) on or after attaining age 55 and completing ten or more years of service with the Company and/or an Affiliate in accordance with the Company’s pension plan; provided, however, that for any Participant whom, as of the date of grant of Restricted Stock, is eligible for Retirement under the Company’s pension plan or will become eligible during the applicable Period of Restriction, such “Retirement” must be approved by the Committee.

2.37. “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

2.38. “Shares” means a share of the Company’s common stock, par value $0.50 per share.

2.39. “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

2.40. “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Affiliate or division ceases to be an Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered a Termination of Employment.

2.41. Unless the context expressly requires the contrary, references in this Plan to (a) the term “Section” refers to the sections of this Plan, and (b) the word “including” means “including (without limitation).”

Article 3
Administration

3.1 Authority of the Committee. The Committee shall administer the Plan. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan, such powers to include the plenary authority and discretion to:

(a) Determine the Eligible Persons to whom it grants Awards;

(b) Determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Performance Shares, Annual Incentive Awards, or any combination thereof, are to be granted hereunder;

(c) Determine the terms, conditions, form and amount (which need not be identical) of all Awards, including the Exercise Price of Options and the number of Shares covered by Awards;

(d) Determine the time or times at which Awards may be granted or vest and any conditions which must be satisfied before an Award is made, vests or is settled;

(e) Determine whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option;

(f) Establish any objectives and conditions, including Performance Goals, for earning Awards;

(g) Determine the terms of each Award Agreement and, subject to the provisions of Article 12, any amendments or modifications thereof;

(h) Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of a Performance Period;

(i) Determine if, when and the terms on which an Award may be deferred;

(j) Determine whether the amount or payment of an Award should be reduced or eliminated;

(k) Adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(l) Establish guidelines and/or procedures for the payment or exercise of Awards;

(m) Interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(n) Establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(o) Otherwise administer the Plan.

In performing these actions, the Committee may take into account the nature of the services rendered or to be rendered by Eligible Persons, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.

3.2 Decisions Binding. Subject to the provisions of this Plan, the Committee shall have plenary authority to interpret this Plan and Award Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. All determinations and decisions made by the Committee pursuant to the provisions of the Plan or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Affiliates, its stockholders, employees, and Participants, Eligible Persons, and their estates and beneficiaries, and such determinations and decisions shall not be reviewable. Except in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

3.3 Delegation of Certain Responsibilities. The Committee may delegate its authority under Section 3.1 hereof and the terms of this Plan to the extent it deems necessary or advisable for the proper administration of the Plan and is consistent with the requirements of applicable law; provided, however, that except as provided below the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. The Committee may delegate to the Company’s Chief Executive Officer, to other officers of the Company and/or to the M&T Bank Employee Benefit Plans Committee (or any similar or successor committees) its authority under this Article 3, including the right to grant Awards in connection with the hiring of Employees by the Company and/or an Affiliate in an amount representing not more than 2,000 Shares for any individual Employee, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are (a) Covered Employees or (b) officers of the Company or its Subsidiaries who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

3.4 Procedures of the Committee. Except as may otherwise be provided in the charter or similar governing document applicable to the Committee, (a) all determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present; (b) a majority of the entire Committee shall constitute a quorum for the transaction of business; and (c) any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.

3.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

3.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Article 12 hereof.

3.7 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act (“Rule 16b-3”).

Article 4
Common Stock Subject to Plan

4.1 Number of Shares.

(a) Subject to adjustment as provided in Section 4.2, the aggregate number of Shares that may be delivered under this Plan shall not exceed (i) 6,000,000 Shares, plus (ii) the number of Shares that remain available for issuance under the M&T Bank Corporation 2001 Stock Option Plan as of the Effective Date (increased by any Shares subject to any award (or portion thereof) outstanding under the M&T Bank Corporation 2001 Stock Option Plan (the “Predecessor Plan”) on the Effective Date which are not issued upon or due to the subsequent exercise, termination, expiration, forfeiture or lapse of such award). Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise. To the extent that Shares subject to an outstanding Award or an award under the Predecessor Plan are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such award, by reason of the tendering or withholding of Shares (by either actual delivery or by attestation) to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an Award or an award under the Predecessor Plan, by reason of being settled in cash in lieu of Common Stock or settled in a manner such that some or all of the Shares covered by the Award or an award under the Predecessor Plan are not issued to a Participant, then such Shares shall immediately again be available for issuance under this Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

(b) Shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Affiliates shall not reduce the number of Shares available for issuance under this Plan.

(c) Subject to adjustment as provided in Section 4.2, the following limitations shall apply to Awards under the Plan:

(i) All of the Shares that may be issued under this Plan may be issued pursuant to Options granted hereunder, provided that the number of Shares that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to 3,000,000 Shares.

(ii) With respect to Awards other than Options, not more than 25% of the total number of Shares that may be issued under this Plan may be issued pursuant to such other Awards.

(iii) The maximum number of Shares with respect to which a single Participant may be granted Awards under this Plan during any calendar year is 200,000 Shares. The maximum number of Shares with respect to which an Employee has been granted Awards shall be determined in accordance with Section 162(m) of the Code.

4.2 Capital Events and Adjustments. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Article 4 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Stock Options. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which substantially all stockholders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option shall conclusively be equitable and appropriate); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Affiliate, or division or by the entity that controls such Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

Article 5
Eligibility and Participation

5.1 Eligibility. Awards may be granted only to Eligible Persons.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Eligible Persons to whom Awards shall be granted and determine the nature and amount of each Award. No Eligible Person shall have any right to be granted a subsequent Award under this Plan if previously granted an Award.

Article 6
Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee shall have the sole discretion, subject to the terms of the Plan, to determine the actual number of Shares subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Common Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs; provided, however, that ISOs may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2 Option Agreement. Each Option granted under this Plan shall be evidenced by an Award Agreement that identifies the Option as either a NQSO or an ISO, and specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. Unless the Award Agreement specifies that the Option is intended to be an ISO within the meaning of Section 422 of the Code, the Option shall be a NQSO the grant of which is not intended to be subject to the provisions of Code Section 422.

6.3 Option Price. The Exercise Price of an Option granted under this Plan shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an Option is granted, the Committee shall have no authority to reduce the Exercise Price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price without the approval of the Company’s stockholders, except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.

6.4 Option Period. The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Award Agreement; provided, however, that no Option shall be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder on the Date of Grant) from its Date of Grant.

6.5 Exercise of Options. To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants. The Committee may at any time accelerate the exercisability of any Option.

6.6 Payment of Exercise Price. To the extent exercisable and not expired or forfeited, cancelled or otherwise terminated, Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price for the Options. The Exercise Price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, including, but not limited to, to the extent permitted by applicable law, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the sale of the Shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the exercise price and any withholding taxes due, (b) by delivery or deemed delivery through attestation of Previously-Acquired Shares having a Fair Market Value at the time of exercise equal to the total Exercise Price, (c) by a combination of (a) and (b), or (d) such other methods as the Committee deems appropriate. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable after receipt of written notification and payment, the Company shall deliver to the Participant stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name. No Shares shall be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 6.9 below, the applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Shares that is subject to the Option (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 16.7, and (iii) has paid in full for such Shares.

6.7 Special Provisions Applicable to Incentive Stock Options. To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations) the Award of Incentive Stock Options shall be subject to the following:

(a) In the event that the aggregate Fair Market Value of the Common Stock (determined at the time the Options are granted) subject to ISOs held by a Participant that first becomes exercisable during any calendar year exceeds $100,000 then the portion of such ISOs equal to such excess shall be NQSOs.

(b) An Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Stockholder, shall have an Exercise Price which is not less than 110% of the Fair Market Value of a Share on the Date of Grant.

(c) No ISO granted to an employee who, at the time of grant, has (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be exercisable later than the fifth (5th) anniversary date of its grant.

6.8 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution or (ii) in the case of a Nonqualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Any Option shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option is permissibly transferred pursuant to this Section 6.8, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

Article 7
Restricted Stock

7.1. Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock under the Plan to such Eligible Persons and in such amounts and on such terms and conditions as it shall determine.

7.2. Nature of Awards. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

7.3. Restricted Stock Agreement. Each grant of Restricted Stock under this Plan shall be subject to an Award Agreement specifying the terms and conditions of the Award. The terms and conditions may provide, in the discretion of the Committee, for the lapse of transfer restrictions or forfeiture provisions to be contingent upon the continued performance of services and/or the achievement of one or more specified Performance Goals. The Period of Restriction applicable to shares of Restricted Stock shall be at least three years following the date of grant; provided, however, that a Period of Restriction of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that an award of Restricted Stock may vest in part prior to the expiration of any Period of Restriction.

7.4. Transferability. Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction.

7.5. Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable and the Committee may legend certificates representing Restricted Stock or record stop transfer orders with respect to uncertificated Shares to give appropriate notice of such restrictions.

7.6. End of Period of Restriction. Except as otherwise provided in this Article 7, after the last day of the Period of Restriction, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend or stop transfer order removed. If delivery of Shares is to be made on a deferred basis, the Committee may provide for the crediting or payment of interest during the deferral period.

7.7. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise specified in the applicable Award Agreement.

7.8. Dividends and Other Distributions. Except as otherwise provided by the Committee and subject to the provisions of Section 4.2, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to such Shares. Except as otherwise provided by the Committee, all dividends and other distributions described in this Section 7.8 shall be subject to the same restrictions on transferability and forfeiture as the Shares of Restricted Stock with respect to which they were paid.

Article 8
Performance Shares

8.1. Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant and the terms and conditions thereof.

8.2. Value of Performance Shares. The Committee shall set Performance Goals over certain periods to be determined in advance by the Committee (“Performance Periods”). Prior to each grant of Performance Shares, the Committee shall establish an initial number of Shares for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Shares, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a number of Shares for the Performance Shares awarded for such Performance Period. With respect to the Performance Goals utilized during a Performance Period, the Committee may assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a distribution of Shares in respect of Performance Shares awarded.

8.3. Payment of Performance Shares. After a Performance Period has ended, the holder of a Performance Share shall be entitled to receive a distribution of Shares in respect of Performance Shares awarded, at the level and on the terms and conditions determined by the Committee. In addition, with respect to Performance Shares granted to any Covered Employee, no distribution of Shares shall be made hereunder except upon the Committee’s written certification of the extent to which the applicable Performance Goal or Goals have been satisfied.

8.4. Committee Discretion to Adjust Awards. Subject to limitations applicable to payments to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Performance Share award, at any time or from time to time, including but not limited to the Performance Goals.

8.5. Nontransferability. No Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period.

Article 9
Annual Incentive Awards

The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant Annual Incentive Awards to Employees, including, but not limited to, Covered Employees. Each such Award shall provide that:

(a) Amounts earned by and paid to Participants under Annual Incentive Awards will be based upon achievement of Performance Goals over a one-year Performance Period or such shorter period as established by the Committee, which for a Covered Employee shall not be inconsistent with Section 162(m) of the Code, subject to the Committee’s authority to reduce, but not increase, such amount.

(b) The maximum amount any Participant may earn under an Annual Incentive Award for any calendar year shall not exceed $2,000,000.

(c) Annual Incentive Awards shall be paid in cash, subject to the Committee providing that all or a portion of any such amount may be paid in Shares.

Article 10
Termination of Employment or Services as a Participant

10.1. Termination of Employment or Service Other Than Due to Death, Disability, Cause or Retirement. Subject to Section 10.4 below, if the employment or service of a Participant shall terminate for any reason other than death, Disability, Cause or Retirement :

(a) Each vested Option held by the Participant may be exercised on or before the earlier of (i) the expiration date of the Option or (ii) a period of 90 days following the date of termination, except for a Resignation where such period shall be 30 days following the date of termination. Any Option that is unvested as of the date of termination that is held by the Participant shall be immediately cancelled and terminated;

(b) Any unvested shares of Restricted Stock, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable;

(c) All Performance Shares shall be forfeited and no payment shall be made with respect thereto; and

(d) No amounts shall be earned or payable under any Annual Incentive Award, except as may be otherwise determined by the Committee.

10.2. Termination Due to Death, Disability or Retirement. Subject to Section 10.4 below, in the event the employment or service of a Participant is terminated by reason of death, Disability or Retirement:

(a) Each Option held by the Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the earlier of (i) the expiration date of the Option or (ii) one year following the date of termination due to death, Disability or Retirement;

(b) Any remaining Period of Restriction applicable to Restricted Stock, where vesting is not conditioned upon the achievement of Performance Goals, shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable;

(c) Each Restricted Stock Award where vesting is conditioned upon the achievement of Performance Goals and each Performance Share Award held by the Participant shall be deemed earned on a prorated basis based on the Participant’s number of full months of service during the Performance Period and the achievement of the Performance Goals during the Performance Period, as determined by the Committee. The Period of Restriction applicable to each such Restricted Stock Award shall terminate and such Shares of Restricted Stock shall become free of restrictions and be freely transferable when the Period of Restriction applicable to Participants who did not terminate service during the Performance Period terminates, and each such Performance Share Award shall be settled at the time payments of Shares are made to Participants who did not terminate service during the Performance Period; and

(d) No amounts shall be earned or payable under any Annual Incentive Award, except as may be otherwise determined by the Committee.

10.3. Termination for Cause. Subject to Section 10.4, in the event of a Termination of Employment of a Participant by the Company for Cause, any Awards then held by a Participant shall be immediately forfeited by the Participant and cancelled.

10.4. Effect of Termination of Employment or Service. The consequences on each Award held by a Participant in the event of Termination of Employment shall be as determined by the Committee and set forth in the applicable Award Agreement and any amendment or modification thereof, which consequences may differ from the provisions of Sections 10.1, 10.2 and 10.3 above. To the extent the applicable Award Agreement or an amendment or modification thereof does not expressly provide for such disposition, the disposition of the Award shall be determined in accordance with Sections 10.1, 10.2 or 10.3.

Article 11
Change in Control

11.1. Stock-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, any Options outstanding which are not then exercisable and vested shall become fully exercisable and vested, the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable.

11.2. Performance-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, all Awards granted under this Plan which are subject to Performance Goals shall be immediately paid out, including Performance Shares. The amount of the payout shall be based on the extent, as determined by the Committee, to which Performance Goals, established for the Performance Period then in progress have been met up through the end of the month immediately preceding the effective date of the Change in Control. Notwithstanding the foregoing, no amounts shall be earned or payable under any Annual Incentive Award, except as may be otherwise determined by the Committee.

11.3 Special Change in Control Post-Termination Exercise Rights. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon the Termination of Employment of a Participant by the Company or an Affiliate, other than for Cause, during the one-year period following a Change in Control, any Option held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised, until the earlier of (i) the expiration date of such Option, or (ii) one year after the date of such Termination of Employment.

Article 12
Amendment, Modification, Substitution and Termination

12.1. Amendment, Modification and Termination of Plan. The Board may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that, after the stockholders of the Company have approved this Plan, the Board shall not amend this Plan without approval of (a) the Company’s stockholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment, and (b) a Participant who is affected by such amendment if the amendment would materially and adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment.

12.2. Amendment or Modification of Awards. Subject to the terms and conditions of this Plan, the Committee may amend or modify the terms of any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid; provided, that no amendment or modification of an Award shall, without the consent of the Participant, materially and adversely alter or impair any of the Participant’s rights or obligations under the Award.

12.3. Substitution of Awards. Anything contained herein to the contrary notwithstanding, Awards may, in the Committee’s discretion, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Substitute Awards granted hereunder shall not be counted toward the Share limit imposed by Section 4.1, except to the extent the Committee determines that counting such Awards is required for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

12.4. Effect on Outstanding Awards. No such amendment, modification or termination of the Plan pursuant to Section 12.1 above, amendment or modification of an Award pursuant to Section 12.2 above, or substitution of awards pursuant to Section 12.3 above shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

Article 13
Foreign Employees

Without amendment of the Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgement of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operates or has employees.

Article 14
Stockholder Approval

The Plan, and any amendments hereto requiring stockholder approval pursuant to Article 12, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.

Article 15
Withholding

Notwithstanding any other provision of this Plan to the contrary, the Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements (including the Participant’s FICA obligation), and the Company and any of its Affiliates shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Affiliates, an amount sufficient to satisfy such federal, state, local and foreign taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock. To the extent provided in the applicable Award Agreement and in accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means: tendering a cash payment; authorizing the Company to withhold Shares otherwise issuable to the Participant; or delivering to the Company Previously-Acquired Shares.

Article 16
General Provisions.

16.1. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Except as expressly provided in this Plan, neither the Company nor any of its Affiliates shall be required or be liable to make any payment under the Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

16.2. Neither the adoption of this Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

16.3. The interests of any Eligible Person under this Plan or Awards granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered, except to the extent provided in an Award Agreement.

16.4. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

16.5. Except as otherwise provided under the Plan, a Participant or beneficiary thereof shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

16.6. This Plan shall be governed, construed and administered in accordance with the laws of the State of New York without giving effect to the conflict of laws principles. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

16.7. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof. The certificates for the Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, the New York Stock Exchange (or such other stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted), and any applicable federal or state securities laws. The Committee may place a legend or legends on certificates for Shares to make appropriate reference to the restrictions.

16.8. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law the Committee deems applicable.

16.9. To the extent that this Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of the New York Stock Exchange (or such other stock exchange or automated dealer quotation system on which the Shares are traded). No fractional Shares shall be issued or delivered pursuant to this Plan or any award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be rounded down, forfeited or otherwise eliminated.

16.10. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

16.11. It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

16.12. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

16.13. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time.

APPENDIX A

“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Appendix A, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition of between 20% and 40%, inclusive, of the Outstanding Company Common Stock or the Outstanding Company Voting Securities if the Board approves such acquisition either prior to or immediately after its occurrence, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (v) any acquisition by any corporation pursuant to a transaction that complies with clause (c)(A), (c)(B) and (c)(C) of this Appendix A; or

(b) Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything to the contrary herein, a divestiture or spin-off of an Affiliate of the Company shall not by itself constitute a “Change in Control.”